Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150217
333-150217-01

POWERSHARES DB COMMODITY INDEX TRACKING FUND

SUPPLEMENT DATED JANUARY 29, 2009 TO

PROSPECTUS DATED MAY 1, 2008

This Supplement updates certain information contained in the Prospectus dated May 1, 2008 as supplemented from time-to-time (the “Prospectus”), of PowerShares DB Commodity Index Tracking Fund (the “Fund”) and PowerShares DB Commodity Index Master Fund. All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Fund should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS

OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE

ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.    Page 28 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool: PowerShares DB Commodity Index Tracking Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2006

Aggregate Gross Capital Subscriptions as of December 31, 2008: $2,561,165,924

Net Asset Value as of December 31, 2008: $1,199,245,223

Net Asset Value per Share as of December 31, 2008: $21.42

Worst Monthly Drawdown: (23.77)% October 2008

Worst Peak-to-Valley Drawdown: (52.34)% June 2008 – December 20085

Monthly Rate of Return	2008(%)	2007(%)	2006(%)
January	3.24	(2.36)	—
February	11.21	5.30	(4.66)
March	(0.61)	0.67	3.63
April	4.46	0.55	6.51
May	8.32	(0.51)	(0.42)
June	10.64	1.22	(0.29)
July	(10.61)	1.94	1.65
August	(5.97)	(2.21)	(2.71)
September	(11.01)	8.58	(4.54)
October	(23.77)	8.58	1.21
November	(10.38)	0.26	6.40
December	(6.71)[6]	3.76[7]	(4.70)[8]
Compound Rate of Return	(31.91)%	28.15%	1.23% (11 months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including redeemed investments.

2. “Net Asset Value” is the net asset value of the pool as of December 31, 2008.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding as of December 31, 2008.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. The Worst Peak-to-Valley Drawdown from June 2008 – December 2008 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. The December 2008 return of (6.71)% includes the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (5.23)%.

7. The December 2007 return of 3.76% includes the $0.76 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 6.23%.

8. The December 2006 return of (4.70)% includes the $0.61 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was (2.33)%.

9. “Compound Rate of Return” is based on an initial net asset value per share of $24.25 and is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

II.    Pages 34 through 49 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“CLOSING LEVELS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	107.57	98.16	7.57%	7.57%
1989	135.79	105.76	26.23%	35.79%
1990	169.86	119.11	6.70%	44.88%
1991	144.04	123.18	-12.55%	26.70%
1992	137.23	123.21	-1.03%	25.40%
1993	128.41	111.84	-10.54%	12.17%
1994	123.95	109.43	8.97%	22.24%
1995	140.37	119.65	14.84%	40.37%
1996	192.37	133.50	37.04%	92.37%
1997	195.74	159.87	-16.89%	59.87%
1998	161.75	108.96	-30.81%	10.61%
1999	154.05	103.20	37.35%	51.92%
2000	204.93	149.06	18.25%	79.65%
2001	191.44	155.77	-11.08%	59.74%
2002	204.22	158.05	23.54%	97.35%
2003	251.09	189.28	25.57%	147.81%
2004	375.32	251.89	36.37%	237.94%
2005	454.02	331.84	27.83%	332.00%
2006	525.05	432.56	11.49%	381.63%
2007	613.54	439.77	26.83%	510.84%
2008[6]	896.11	372.37	-31.89%	316.07%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	108.25	98.23	8.25%	8.25%
1989	148.43	107.48	37.11%	48.43%
1990	196.85	135.65	15.23%	71.02%
1991	171.70	146.66	-7.62%	57.99%
1992	174.02	154.58	2.50%	61.94%
1993	167.08	148.87	-7.77%	49.35%
1994	171.95	146.85	13.76%	69.91%
1995	206.33	166.60	21.44%	106.33%
1996	297.68	196.73	44.27%	197.68%
1997	303.23	260.47	-12.50%	160.47%
1998	264.61	186.15	-27.36%	89.20%
1999	276.11	177.54	43.98%	172.41%
2000	384.75	267.56	25.45%	241.75%
2001	370.63	306.19	-7.91%	214.70%
2002	407.20	311.82	25.59%	295.24%
2003	507.88	380.53	26.86%	401.40%
2004	767.01	509.69	38.27%	593.30%
2005	949.64	680.90	31.96%	814.87%
2006	1130.27	921.18	16.96%	970.06%
2007	1424.93	979.49	32.62%	1319.14%
2008[6]	2101.89	877.15	-30.94%	880.10%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™

	CL7		HO7		GC7		AL7		C7		W7

	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1988[5]	36.4%	34.8%	19.9%	20.0%	8.8%	10.1%	12.7%	12.4%	11.2%	11.4%	10.9%	11.3%
1989	35.9%	37.9%	21.0%	19.7%	9.7%	8.4%	11.8%	11.2%	11.0%	11.3%	10.6%	11.6%
1990	44.1%	34.1%	24.0%	19.5%	7.4%	9.6%	9.9%	12.3%	8.1%	13.8%	6.5%	10.7%
1991	32.8%	28.8%	19.6%	16.6%	11.1%	11.6%	13.4%	15.5%	12.3%	14.6%	10.8%	12.9%
1992	32.8%	33.4%	20.4%	19.6%	9.2%	10.4%	13.2%	13.3%	11.7%	11.8%	12.8%	11.6%
1993	35.2%	31.4%	20.4%	18.5%	9.7%	10.9%	12.3%	13.8%	11.3%	12.5%	11.1%	13.0%
1994	30.8%	29.9%	18.8%	17.7%	9.5%	11.1%	19.4%	16.2%	9.1%	12.5%	12.5%	12.7%
1995	37.2%	34.6%	19.5%	19.7%	9.3%	9.9%	12.2%	12.8%	11.0%	11.6%	10.8%	11.3%
1996	37.5%	36.4%	20.1%	19.6%	9.1%	10.1%	12.4%	12.0%	10.1%	11.2%	10.8%	10.7%
1997	37.8%	34.5%	20.2%	19.8%	8.7%	10.0%	12.4%	12.9%	10.0%	11.8%	10.9%	10.9%
1998	34.0%	32.9%	19.9%	19.3%	10.4%	11.0%	12.6%	13.2%	11.9%	12.2%	11.2%	11.4%
1999	37.2%	33.5%	20.7%	18.3%	9.4%	11.5%	12.6%	13.2%	10.3%	12.6%	9.8%	11.0%
2000	44.5%	36.2%	26.3%	20.0%	6.5%	9.4%	8.9%	13.3%	6.9%	10.8%	6.9%	10.3%
2001	37.3%	33.3%	19.9%	18.5%	10.3%	10.5%	12.8%	14.1%	9.5%	12.0%	10.2%	11.7%
2002	38.7%	34.2%	19.9%	18.8%	9.2%	10.6%	10.3%	13.8%	10.7%	11.2%	11.1%	11.5%
2003	36.0%	36.3%	20.5%	21.0%	9.8%	10.2%	12.2%	12.0%	10.6%	10.7%	10.8%	9.8%
2004	46.4%	35.4%	25.5%	19.9%	6.8%	9.5%	9.2%	12.6%	5.9%	11.4%	6.2%	11.1%
2005	39.5%	32.8%	25.8%	19.1%	7.7%	10.5%	10.7%	14.6%	8.1%	11.6%	8.2%	11.3%
2006	33.1%	32.9%	18.7%	18.4%	12.1%	11.1%	16.1%	14.4%	9.9%	11.4%	10.1%	11.7%
2007	34.9%	31.2%	20.1%	18.7%	9.5%	10.9%	11.2%	13.6%	11.8%	13.3%	12.6%	12.3%
2008[6]	37.4%	32.5%	23.2%	18.9%	7.1%	12.8%	9.7%	12.0%	13.2%	11.2%	9.3%	12.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil	AL	Aluminum
HO	Heating Oil	C	Corn
GC	Gold	W	Wheat

See accompanying Notes and Legends.

INDEX COMMODITY WEIGHTS TABLE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD TOTAL RETURN™

	CL7		HO7		GC7		AL7		C7		W7

	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1988[5]	36.4%	34.8%	19.9%	20.0%	8.8%	10.1%	12.7%	12.4%	11.2%	11.4%	10.9%	11.3%
1989	35.9%	37.9%	21.0%	19.7%	9.7%	8.4%	11.8%	11.2%	11.0%	11.3%	10.6%	11.6%
1990	44.1%	34.1%	24.0%	19.5%	7.4%	9.6%	9.9%	12.3%	8.1%	13.8%	6.5%	10.7%
1991	34.6%	28.8%	18.7%	16.6%	9.9%	11.6%	10.4%	15.5%	12.7%	14.6%	13.7%	12.9%
1992	33.0%	31.2%	20.3%	18.5%	9.2%	10.7%	12.8%	12.9%	11.8%	12.6%	12.9%	14.2%
1993	34.7%	31.4%	20.1%	18.5%	10.1%	10.9%	12.0%	13.8%	11.5%	12.5%	11.6%	13.0%
1994	34.1%	29.9%	19.6%	17.7%	9.8%	11.1%	13.9%	16.2%	11.2%	12.5%	11.4%	12.7%
1995	37.2%	34.6%	19.5%	19.7%	9.3%	9.9%	12.2%	12.8%	11.0%	11.6%	10.8%	11.3%
1996	37.5%	36.4%	20.1%	19.6%	9.1%	10.1%	12.4%	12.0%	10.1%	11.2%	10.8%	10.7%
1997	37.8%	34.5%	20.2%	19.8%	8.7%	10.0%	12.4%	12.9%	10.0%	11.8%	10.9%	10.9%
1998	34.0%	32.9%	19.9%	19.3%	10.4%	11.0%	12.6%	13.2%	11.9%	12.2%	11.2%	11.4%
1999	37.2%	33.5%	20.7%	18.3%	9.4%	11.5%	12.6%	13.2%	10.3%	12.6%	9.8%	11.0%
2000	44.5%	36.2%	26.3%	20.0%	6.5%	9.4%	8.9%	13.3%	6.9%	10.8%	6.9%	10.3%
2001	37.3%	33.3%	19.9%	18.5%	10.3%	10.5%	12.8%	14.1%	9.5%	12.0%	10.2%	11.7%
2002	38.7%	34.2%	19.9%	18.8%	9.2%	10.6%	10.3%	13.8%	10.7%	11.2%	11.1%	11.5%
2003	36.0%	36.3%	20.5%	21.0%	9.8%	10.2%	12.2%	12.0%	10.6%	10.7%	10.8%	9.8%
2004	46.4%	35.1%	25.5%	20.4%	6.8%	9.9%	9.2%	12.5%	5.9%	10.8%	6.2%	11.3%
2005	39.5%	32.8%	25.8%	19.1%	7.7%	10.5%	10.7%	14.6%	8.1%	11.6%	8.2%	11.3%
2006	33.1%	32.9%	18.7%	18.4%	12.1%	11.1%	16.1%	14.4%	9.9%	11.4%	10.1%	11.7%
2007	34.9%	31.2%	20.1%	18.7%	9.5%	10.9%	11.2%	13.6%	11.8%	13.3%	12.6%	12.3%
2008[6]	37.4%	32.5%	23.2%	18.9%	7.1%	12.8%	9.7%	12.0%	13.2%	11.2%	9.3%	12.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
CL	Light, Sweet Crude Oil	AL	Aluminum
HO	Heating Oil	C	Corn
GC	Gold	W	Wheat

See accompanying Notes and Legends.

All Statistics from July 31, 1998 to December 31, 2008.

VARIOUS STATISTICAL MEASURES	DBLCI-OYER™[8,9]	DBLCI-OYTR™[8,9]	DBLCI-ER™[10]	DBLCI-TR™[11]	GSCI-TR12	RICI-TR13	DJ AIG-TR14
Annualized Changes to Index Level[15]	14.0%	17.8%	12.2%	15.9%	8.7%	11.8%	7.3%
Average rolling 3 month daily volatility[16]	18.1%	18.1%	21.7%	21.7%	22.3%	17.2%	15.3%
Sharpe Ratio[17]	0.60	0.81	0.41	0.59	0.25	0.50	0.27
% of months with positive change[18]	58%	62%	57%	58%	56%	61%	58%
Average monthly positive change[19]	4.8%	4.8%	5.6%	5.8%	5.9%	4.5%	3.9%
Average monthly negative change[20]	-4.0%	-4.1%	-5.1%	-5.1%	-5.8%	-4.6%	-4.1%

ANNUALIZED INDEX LEVELS[21]	DBLCI-OYER™	DBLCI-OYTR™	DBLCI-ER™	DBLCI-TR™	GSCI-TR	RICI-TR	DJ AIG-TR
1 year	-31.8%	-30.9%	-39.5%	-38.7%	-46.4%	-27.2%	-35.6%
3 year	-1.2%	2.3%	-5.7%	-2.3%	-15.5%	-7.7%	-8.6%
5 year	10.9%	14.3%	3.8%	7.0%	-2.4%	2.6%	0.2%
7 year	14.6%	17.6%	10.0%	12.8%	5.1%	10.5%	6.7%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 2003, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1988 THROUGH FEBRUARY 2003, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE

FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998 – DECEMBER 31, 2008)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI –OYER, DBLCI – ER, GSCI– ER, RICI– ER, and DJAIG– ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 2003, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1988 THROUGH FEBRUARY 2003, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF ANNUAL RETURNS OF THE VARIOUS COMMODITIES INDICES

(JULY 31, 1998 – DECEMBER 31, 2008)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI –OYER, DBLCI – ER, GSCI– ER, RICI– ER, and DJAIG– ER are indices and do not reflect actual trading.

Each of the indices are calculated on an excess return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 2003, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1988 THROUGH FEBRUARY 2003, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.  “High” reflects the highest closing level of the Index during the applicable year.

2.  “Low” reflects the lowest closing level of the Index during the applicable year.

3.  “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.  “Index Changes Since Inception” reflect the change of the Index closing levels since inception on a compounded annual basis as of December 31 of each applicable year.

5.  Closing levels as of inception on July 31, 1988.

6.  Closing levels as of December 31, 2008.

7.  The Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Total Return™ reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), GC (Gold), AL (Aluminum), C (Corn) and W (Wheat) on an optimum yield basis.

8.  If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBLCI–OYER™ and underperform the DBLCI–OYTR™. The DBLCI–OYER™ is calculated on an excess return basis, which is unfunded and reflects the change in market value of the underlying index commodities. The DBLCI–OYTR™ is calculated on a total return basis, which is funded and reflects the change in market value of the underlying index commodities and interest income from a hypothetical basket of fixed income securities. Both DBLCI–OYER™ and DBLCI–OYTR™ are calculated to reflect rolling on an optimum yield basis. Optimum yield enables each of DBLCI–OYER™ and DBLCI–OYTR™ to rollover to the futures contract which generates the highest ‘roll yield,’ rather than select a new future based on a fixed schedule (e.g. monthly). The result will tend to maximize the benefits of rolling in backwardated markets and minimize the loss from rolling in contangoed markets. The DBLCI™ is intended to reflect the change in market value of the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in the DBLCI™ are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™ is a trademark of Deutsche Bank AG and is the subject of Community Trademark Number 3054996.

9.  If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in the Fund is expected to outperform the DBLCI–OYER™ and underperform the DBLCI-OYTR™. The only difference between the DBLCI–OYER™ and the DBLCI-OYTR™ is that the DBLCI–OYER™ does not include interest income from a hypothetical basket of fixed income securities while the DBLCI-OYTR™ does include such a component. The difference between the DBLCI–OYER™ and the DBLCI-OYTR™ is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DBLCI–OYER™. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s total return is expected to outperform the DBLCI–OYER™ by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the DBLCI-OYTR™. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the total return on an investment in the Fund is expected to underperform the DBLCI–OYER™.

10.  “DBLCI–ER™” is the Deutsche Bank Liquid Commodity Index — Excess Return™. DBLCI– ER™ is composed of the same index commodities as both DBLCI–OYER™ and DBLCI–OYTR™ and is calculated on an excess return basis. Unlike the DBLCI–OYER™ and DBLCI–OYTR™, each of which are rolled on an optimum yield basis, DBLCI–ER™ rolls both CL and HO on a monthly basis and GC, AL, C and W on an annual basis.

11.  “DBLCI– TR™” is the Deutsche Bank Liquid Commodity Index — Total Return™. DBLCI– TR™ is composed of the same index commodities as both DBLCI–OYER™ and DBLCI–OYTR™ and is calculated on a total return basis. Unlike the DBLCI–OYER™ and DBLCI–OYTR™, each of which are rolled on an optimum yield basis, DBLCI– TR™ rolls both CL and HO on a monthly basis and GC, AL, C and W on an annual basis.

12.  “GSCI – TR” is the Goldman Sachs Commodity Index® calculated on a total return basis. The GSCI is designed to provide investors with a reliable and publicly available benchmark for investment in the commodity market. The GSCI is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. In turn, the GSCI provides investors with a representative and realistic picture of realizable returns attainable in the commodities markets.

13.  “RICI – TR” is the Rogers International Commodity Index calculated on a total return basis created on July 31, 1998. RICI represents the value of a basket of commodities employed in the global economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including crude oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of July 31, 1998, there were thirty-six different contracts represented in the Index. The value of each component is based on monthly closing prices of the corresponding futures and/or forward contracts, each of which is valued as part of a fixed-weight portfolio. The RICI-TR Index was developed to be an effective measure of the price action of raw materials on a worldwide basis. The broad based representation of commodities contracts is intended to provide two important characteristics: The large number of contracts and underlying raw materials represents “diversification” and the global coverage of those contracts reflects the current state of international trade and commerce.

14.  “DJ AIG – TR” is the Dow Jones — AIG Commodity IndexSM calculated on a total return basis. The DJ AIG is designed to be a highly liquid and diversified benchmark for the commodity futures market. The DJ-AIG is composed of futures contracts on 19 physical commodities. The DJ-AIG is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metal Exchange (LME). A Supervisory Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ-AIGCI Handbook. Committee members are drawn from the academic, financial and legal communities. The most recent Oversight Committee meeting took place in August 2007, with changes in index composition effective January 2008.

15.  “Annualized Changes to Index Level” reflect the change to the level of the applicable index level on an annual basis as of December 31 of each applicable year.

16.  “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

17.  “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in all the Sharpe Ratio calculations was assumed to be 3.24%.

18.  “% of months with positive change” during the period from inception to December 31, 2008.

19.  “Average monthly positive change” during the period from inception to December 31, 2008.

20.  “Average monthly negative change” during the period from inception to December 31, 2008.

21.  “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7 years).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MARCH 2003, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1988 THROUGH FEBRUARY 2003, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOUR FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH

THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

[Remainder of page left blank intentionally.]

PERFORMANCE OF COMMODITY POOLS OPERATED

BY THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from the performance of the following pools which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Fund) as of December 31, 2008.

The below pools, the performance of which are summarized herein, are materially different in certain respects from the Fund and the past performance summary of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from the Fund, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

All summary performance information is current as of December 31, 2008. Performance information is set forth, in accordance with CFTC Regulations since (i) September 18, 2006 (inception with respect to PowerShares DB G10 Currency Harvest Fund (DBV)), (ii) January 5, 2007 (inception with respect to each of PowerShares DB Energy Fund (DBE), PowerShares DB Oil Fund (DBO), PowerShares DB Precious Metals Fund (DBP), PowerShares DB Gold Fund (DGL), PowerShares DB Silver Fund (DBS), PowerShares DB Base Metals Fund (DBB), and PowerShares DB Agriculture Fund (DBA)) and (iii) February 20, 2007 (inception with respect to PowerShares DB US Dollar Index Bullish Fund (UUP) and PowerShares DB US Dollar Index Bearish Fund (UDN)). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUND AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool: PowerShares DB G10 Currency Harvest Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 2006

Aggregate Gross Capital Subscriptions as of December 31, 2008: $728,444,798

Net Asset Value as of December 31, 2008: $284,659,012

Net Asset Value per Share as of December 31, 2008: $19.50

Worst Monthly Drawdown: (14.37)% October 2008

Worst Peak-to-Valley Drawdown: (33.29)% October 2007 – December 2008*

Monthly Rate of Return	2008(%)	2007(%)	2006(%)
January	(1.31)	1.01	—
February	(0.96)	0.65	—
March	(4.00)	2.47	—
April	4.28	2.27	—
May	1.34	2.14	—
June	(0.70)	3.09	—
July	(0.04)	(0.97)	—
August	(4.01)	(3.94)	—
September	(5.84)	2.79	(0.24)
October	(14.37)	3.10	1.92
November	(3.21)	(3.76)	(1.30)
December	(3.42)**	(2.67)***	2.99****
Compound Rate of Return	(28.78)%	5.96%	3.36% (3 1/2 months)

* The Worst Peak-to-Valley Drawdown from October 2007 – December 2008 includes the effect of the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes** and***.

** The December 2008 return of (3.42)% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (2.08)%.

*** The December 2007 return of (2.67)% includes the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.14%.

**** The December 2006 return of 2.99% includes the $0.06 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was 3.23%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF

POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $1,052,745,389

Net Asset Value as of December 31, 2008: $306,510,497

Net Asset Value per Share as of December 31, 2008: $24.72

Worst Monthly Drawdown: (6.89)% December 2008

Worst Peak-to-Valley Drawdown: (10.19)% February 2007 – March 2008*

Monthly Rate of Return	2008(%)	2007(%)
January	(1.47)	—
February	(1.84)	(0.32)
March	(2.48)	(0.32)
April	0.80	(1.29)
May	0.31	1.55
June	(0.62)	0.00
July	0.93	(0.92)
August	5.42	0.57
September	1.88	(3.31)
October	8.49	(1.17)
November	0.38	0.04
December	(6.89)**	0.04***
Compound Rate of Return	4.17%	(5.08)% (10 1/4 months)

* The Worst Peak-to-Valley Drawdown from February 2007 – March 2008 includes the effect of the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Please see Footnote***.

** The December 2008 return of (6.89)% includes the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (6.25)%.

*** The December 2007 return of 0.04% includes the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.76%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF

POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $341,505,232

Net Asset Value as of December 31, 2008: $172,749,365

Net Asset Value per Share as of December 31, 2008: $26.17

Worst Monthly Drawdown: (8.37)% October 2008

Worst Peak-to-Valley Drawdown: (16.08)% March 2008 – November 2008

Monthly Rate of Return	2008(%)	2007(%)
January	2.14	—
February	4.28	0.64
March	2.65	0.99
April	(0.68)	2.01
May	(0.27)	(0.73)
June	0.82	0.74
July	(0.71)	1.54
August	(5.30)	0.38
September	(1.99)	3.82
October	(8.37)	1.68
November	(0.48)	0.68
December	5.78*	(1.92)**
Compound Rate of Return	(2.94)%	10.16% (10 1/4 months)

* The December 2008 return of 5.78% includes the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.39%.

** The December 2007 return of (1.92)% includes the $0.40 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.39%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Energy Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $222,029,290

Net Asset Value as of December 31, 2008: $37,505,260

Net Asset Value per Share as of December 31, 2008: $20.84

Worst Monthly Drawdown: (28.36)% October 2008

Worst Peak-to-Valley Drawdown: (61.68)% June 2008 – December 2008*

Monthly Rate of Return	2008(%)	2007(%)
January	(1.17)	0.08
February	10.62	5.80
March	1.35	5.33
April	10.21	0.86
May	14.95	(0.92)
June	10.15	3.41
July	(12.21)	2.26
August	(6.72)	(4.07)
September	(11.32)	7.78
October	(28.36)	12.90
November	(14.60)	(2.56)
December	(13.74)**	4.95***
Compound Rate of Return	(40.74)%	40.68%

* The Worst Peak-to-Valley Drawdown from June 2008 – December 2008 includes the effect of the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote**.

** The December 2008 return of (13.74)% includes the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.92)%.

*** The December 2007 return of 4.95% includes the $0.90 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.64%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF POWERSHARES

DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Oil Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $248,777,696

Net Asset Value as of December 31, 2008: $89,225,411

Net Asset Value per Share as of December 31, 2008: $20.28

Worst Monthly Drawdown: (29.20)% October 2008

Worst Peak-to-Valley Drawdown: (61.63)% June 2008 – December 2008*

Monthly Rate of Return	2008(%)	2007(%)
January	(3.00)	(2.08)
February	10.99	6.13
March	0.30	4.77
April	12.33	(2.20)
May	12.65	(2.48)
June	11.73	4.58
July	(11.24)	2.65
August	(5.82)	(4.20)
September	(12.79)	9.59
October	(29.20)	15.62
November	(15.73)	(2.39)
December	(11.79)**	4.85***
Compound Rate of Return	(41.42)%	38.48%

* The Worst Peak-to-Valley Drawdown from June 2008 – December 2008 includes the effect of the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote**.

** The December 2008 return of (11.79)% includes the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.27)%.

*** The December 2007 return of 4.85% includes the $1.28 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.93%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Precious Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $150,263,184

Net Asset Value as of December 31, 2008: $77,294,841

Net Asset Value per Share as of December 31, 2008: $29.73

Worst Monthly Drawdown: (18.43)% October 2008

Worst Peak-to-Valley Drawdown: (31.88)% February 2008 – October 2008

Monthly Rate of Return	2008(%)	2007(%)
January	10.18	4.04
February	7.34	2.77
March	(7.24)	(1.87)
April	(5.36)	2.10
May	2.30	(2.43)
June	3.99	(3.14)
July	(0.88)	2.96
August	(12.05)	(0.77)
September	2.59	16.86
October	(18.43)	(5.36)
November	11.56	3.95
December	6.94*	4.04**
Compound Rate of Return	(3.88)%	23.72%

* The December 2008 return of 6.94% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.91%.

** The December 2007 return of 4.04% includes the $0.60 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.58%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Gold Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $148,353,100

Net Asset Value as of December 31, 2008: $83,660,547

Net Asset Value per Share as of December 31, 2008: $32.18

Worst Monthly Drawdown: (18.06)% October 2008

Worst Peak-to-Valley Drawdown: (26.80)% February 2008 – October 2008

Monthly Rate of Return	2008(%)	2007(%)
January	9.67	3.44
February	5.14	2.44
March	(5.77)	(1.02)
April	(5.92)	2.86
May	2.54	(2.93)
June	4.17	(1.99)
July	(1.48)	2.61
August	(9.22)	0.68
September	5.49	9.81
October	(18.06)	6.01
November	13.29	(1.26)
December	6.66*	3.54**
Compound Rate of Return	2.00%	26.20%

* The December 2008 return of 6.66% includes the $0.26 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.52%.

** The December 2007 return of 3.54% includes the $0.81 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Silver Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $93,835,556

Net Asset Value as of December 31, 2008: $44,590,635

Net Asset Value per Share as of December 31, 2008: $20.27

Worst Monthly Drawdown: (23.42)% August 2008

Worst Peak-to-Valley Drawdown: (51.35)% February 2008 – October 2008

Monthly Rate of Return	2008(%)	2007(%)
January	12.83	6.48
February	16.53	4.13
March	(12.95)	(4.91)
April	(4.05)	0.49
May	1.67	(0.26)
June	3.41	(7.80)
July	1.68	4.60
August	(23.42)	(6.71)
September	(10.23)	13.76
October	(20.75)	3.92
November	4.72	(2.92)
December	8.74*	2.02**
Compound Rate of Return	(27.16)%	11.32%

* The December 2008 return of 8.74% includes the $0.22 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 9.92%.

** The December 2007 return of 2.02% includes the $0.87 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.24%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Base Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $204,229,838

Net Asset Value as of December 31, 2008: $33,420,468

Net Asset Value per Share as of December 31, 2008: $11.94

Worst Monthly Drawdown: (27.29)% October 2008

Worst Peak-to-Valley Drawdown: (57.13)% July 2007 – December 2008*

Monthly Rate of Return	2008(%)	2007(%)
January	8.82	(5.84)
February	12.16	3.70
March	(5.59)	1.88
April	(0.87)	10.74
May	(4.54)	(2.40)
June	3.92	(1.19)
July	(4.21)	4.86
August	(6.74)	(7.61)
September	(11.14)	2.37
October	(27.29)	(2.43)
November	(6.46)	(5.95)
December	(11.29)**	(8.98)***
Compound Rate of Return	(45.73)%	(12.00)%

* The Worst Peak-to-Valley Drawdown from July 2007 – December 2008 includes the effect of the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes** and***.

** The December 2008 return of (11.29)% includes the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (9.21)%.

*** The December 2007 return of (8.98)% includes the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was (5.01)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA),

A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of December 31, 2008: $3,409,985,434

Net Asset Value as of December 31, 2008: $1,063,894,577

Net Asset Value per Share as of December 31, 2008: $25.95

Worst Monthly Drawdown: (14.74)% September 2008

Worst Peak-to-Valley Drawdown: (40.73)% February 2008 – November 2008

Monthly Rate of Return	2008(%)	2007(%)
January	12.47	3.44
February	12.90	3.91
March	(12.43)	(5.81)
April	0.27	(1.94)
May	(1.56)	5.84
June	13.41	(0.04)
July	(10.36)	(0.50)
August	(3.28)	2.07
September	(14.74)	10.20
October	(14.44)	(0.17)
November	(4.41)	4.94
December	5.10*	6.56**
Compound Rate of Return	(20.91)%	31.24%

* The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.

** The December 2007 return of 6.56% includes the $0.45 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.89%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of each pool as of December 31, 2008.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of December 31, 2008.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”